Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan of our report dated March 30, 2009, with respect to the consolidated financial statements of Prosper Marketplace, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commision.

/s/ Ernst & Young LLP

San Francisco, California

December 9, 2010